Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-189758) of TAT Technologies Ltd. of our report dated April 20, 2016 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Certified Public Accountants (Isr.)
April 20, 2016	A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50oo5 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il